UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2024

Airbnb, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39778	26-3051428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 Brannan Street

San Francisco, California 94103

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 510-4027

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	ABNB	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On February 13, 2024, Airbnb, Inc. (the “Company”) issued a Shareholder Letter (the “Letter”) announcing its financial results for the fourth quarter and full year ended December 31, 2023. In the Letter, the Company also announced that it would be holding a conference call on February 13, 2024 at 1:30 p.m. PT / 4:30 p.m. ET to discuss its financial results for the fourth quarter and full year ended December 31, 2023. A copy of the Letter is furnished as Exhibit 99.1 to this Current Report on Form 8-K (“Form 8-K”) and is incorporated herein by reference.

The Company is making reference to non-GAAP financial information in both the Letter and the conference call. A reconciliation of these non-GAAP financial measures to their nearest GAAP equivalents is provided in the Letter.

The information furnished pursuant to Item 2.02 of this Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Shareholder Letter, dated February 13, 2024

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRBNB, INC.

Date: February 13, 2024	By:	/s/ David E. Stephenson
David E. Stephenson
Chief Financial Officer